UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

PAVmed Inc. (the “Company”) intends to rely on the order issued by the Securities and Exchange Commission (“SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Release No. 34-88465) (the “Order”), which extends the filing deadlines for certain reports under the Exchange Act by up to 45 days in cases where a registrant is unable to meet the deadline due to circumstances related to COVID-19.

The Company is relying on the Order with respect to its quarterly report on Form 10-Q for the three months ended March 31, 2020 (the “Quarterly Report”), for which the original due date is May 15, 2020. The Company requires additional time to finalize its Quarterly Report due to the suspension of in-person operations at its corporate headquarters and at the offices of certain of its consultants who perform services critical to the preparation of its financial statements, as well as other operational concerns associated with or caused by the COVID-19 pandemic. Both New York, New York (where the Company’s headquarters are located) and Philadelphia, Pennsylvania (where certain of its consultants are located) have been subject to various government orders limiting the ability of companies to conduct normal operations, and the Company has further been following health recommendations intended to limit exposure to COVID-19. The disruptions in staffing, communications and access to records, technology systems and other resources have resulted in delays in the completion of the Company’s financial reporting process. The Company anticipates filing the Quarterly Report with the SEC on or before May 29, 2020.

In its annual report on Form 10-K for the year ended December 31, 2019, filed on April 14, 2020, the Company included the following risk factor related to the COVID-19 pandemic:

Our business may be adversely affected by health epidemics, including the recent coronavirus outbreak.

In December 2019, an outbreak of a novel strain of coronavirus (“COVID-19”) originated in Wuhan, China and has since spread to a number of other countries, including the U.S. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic.

COVID-19 may have an adverse impact on our operations, supply chains and distribution systems or those of our contractors of our laboratory partner, and increase our expenses, including as a result of impacts associated with preventive and precautionary measures that are being taken, such restrictions on travel, quarantine polices and social distancing. For example, the ability of our employees or those of our contractors or laboratory partner to work may be adversely affected. In addition, the spread of COVID-19 has disrupted the United States’ healthcare and healthcare regulatory systems which could divert healthcare resources away from, or materially delay FDA approval with respect to our products. Furthermore, our clinical trials may be affected by the COVID-19 outbreak. Site initiation and patient enrollment may be delayed, for example, due to prioritization of hospital resources toward the COVID-19 outbreak, travel restrictions imposed by governments, and the inability to access sites for initiation and monitoring. COVID-19 also may have an adverse impact on the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our product candidates, if approved, and impact our operating results. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which health epidemics such as COVID-19 could adversely impact our business. Although we are continuing to monitor and assess the effects of the COVID-19 pandemic on our business, the ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020

PAVMED INC.

By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer